Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Euronet Worldwide, Inc.

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-84046,
333-105478, 333-111361, 333-111363, 333-117948, 333-128228 and 333-165253), Form S-4 (No. 333-
116938) and Form S-8 (Nos. 333-24539, 333-83555, 333-44890, 333-64634, 333-71766, 333-98013, 333-
102875, 333-116920, 333-136485, 333-161245 and 333-176238) of Euronet Worldwide, Inc. and
subsidiaries (the Company) of our report dated February 26, 2013, with respect to the consolidated balance sheets of the Company as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 annual report on Form
10-K of Euronet Worldwide, Inc.

/s/ KPMG LLP
Kansas City, Missouri
February 26, 2013